RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS4 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS4

 $ 2,664,446                          0.00%             CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated March 25, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 25, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                                CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                    PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                          MORTGAGE LOANS    BALANCE        LOANS         BALANCE       LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  -------------
499 or less ..............................              22  $  2,546,067          1.23%  $    115,730          79.12%
500 - 519 ................................              13     1,362,434          0.66        104,803          83.01
520 - 539 ................................              12     1,400,576          0.68        116,715          73.61
540 - 559 ................................              12     2,093,551          1.01        174,463          76.37
560 - 579 ................................              11     1,999,069          0.97        181,734          73.93
580 - 599 ................................              23     3,700,755          1.79        160,902          80.67
600 - 619 ................................              22     3,127,988          1.51        142,181          74.19
620 - 639 ................................              30     4,477,460          2.17        149,249          75.31
640 - 659 ................................              74    12,600,526          6.10        170,277          76.40
660 - 679 ................................              95    14,496,864          7.01        152,599          74.89
680 - 699 ................................             122    17,967,228          8.69        147,272          75.20
700 - 719 ................................             147    22,843,720         11.05        155,399          74.84
720 - 739 ................................             127    22,532,863         10.90        177,424          73.88
740 - 759 ................................             165    26,166,239         12.66        158,583          72.54
760 - 779 ................................             140    24,867,229         12.03        177,623          71.41
780 - 799 ................................             163    27,313,512         13.22        167,568          69.96
800 or greater ...........................              93    15,658,146          7.58        168,367          69.71
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............           1,271  $205,154,227         99.27%  $    161,412          73.33%
Not Available ............................               9     1,502,632          0.73        166,959          76.82
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451          73.35%
                                            ==============  ============  ============


         The minimum and maximum credit scores of the mortgage loans were 431 and 819, respectively, and the weighted average credit score of the mortgage loans was 720.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

                                                        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES
                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Primary Residence ........................             699  $140,622,658         68.05%  $    201,177           717          73.64%
Second/Vacation ..........................              21     3,829,709          1.85        182,367           715          77.05
Non Owner-occupied .......................             560    62,204,492         30.10        111,079           727          72.48
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451           720          73.35%
                                            ==============  ============  ============

                                                           PURPOSE OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                     LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Purchase .................................             341  $ 47,438,642         22.96%  $    139,116           718          80.65%
Rate/Term Refinance ......................             408    66,726,284         32.29        163,545           725          70.16
Equity Refinance .........................             531    92,491,933         44.76        174,184           718          71.91
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451           720          73.35%
                                            ==============  ============  ============


                                                                  MORTGAGED PROPERTY TYPES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Single-family detached ...................             873  $140,283,512         67.88%  $    160,691           721          73.19%
Two-to-four family units .................             181    28,976,103         14.02        160,089           711          73.15
Planned Unit Developments (detached) .....             130    24,618,730         11.91        189,375           721          73.76
Condo Low-Rise (less than 5 stories) .....              70     7,971,441          3.86        113,878           732          76.88
Planned Unit Developments (attached) .....              13     2,026,073          0.98        155,852           735          78.70
Townhouse ................................               7     1,395,541          0.68        199,363           752          73.76
Condo High-Rise (9 stories or more) ......               5     1,297,676          0.63        259,535           748          56.46
Condo Mid-Rise (5 to 8 stories) ..........               1        87,782          0.04         87,782           749          80.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451           720          73.35%
                                            ==============  ============  ============

                                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Alaska ...................................               1  $    135,926          0.07%  $    135,926           673          80.00%
Alabama ..................................              15     2,331,687          1.13        155,446           733          78.84
Arkansas .................................               1        93,399          0.05         93,399           516          89.00
Arizona ..................................              56     7,142,418          3.46        127,543           732          76.29
California ...............................             248    61,645,758         29.83        248,572           736          69.15
Colorado .................................              35     5,688,198          2.75        162,520           714          73.82
Connecticut ..............................              15     3,057,653          1.48        203,844           743          72.56
District of Columbia .....................               6     1,280,756          0.62        213,459           700          67.81
Delaware .................................               2       200,293          0.10        100,147           803          64.93
Florida ..................................              83    11,307,356          5.47        136,233           718          75.27
Georgia ..................................              22     2,206,930          1.07        100,315           723          75.78
Hawaii ...................................               3       452,996          0.22        150,999           732          76.96
Iowa .....................................               4       478,276          0.23        119,569           685          89.93
Idaho ....................................               9       784,685          0.38         87,187           734          78.49
Illinois .................................              37     5,307,084          2.57        143,435           698          74.69
Indiana ..................................              33     2,008,875          0.97         60,875           705          77.19
Kansas ...................................               6       472,707          0.23         78,784           723          76.11
Kentucky .................................               8       852,057          0.41        106,507           715          78.25
Louisiana ................................              13     1,151,079          0.56         88,545           720          82.17
Massachusetts ............................              13     2,710,088          1.31        208,468           712          72.24
Maryland .................................              35     5,046,637          2.44        144,190           739          74.66
Maine ....................................               1       202,486          0.10        202,486           655          61.00
Michigan .................................              30     3,931,362          1.90        131,045           706          74.02
Minnesota ................................              18     3,686,983          1.78        204,832           700          79.50
Missouri .................................              25     3,035,892          1.47        121,436           640          75.90
Mississippi ..............................               7       608,003          0.29         86,858           697          83.65
Montana ..................................               5       570,806          0.28        114,161           749          61.25
North Carolina ...........................              30     3,774,861          1.83        125,829           685          76.60
Nebraska .................................               3       205,968          0.10         68,656           770          78.69
New Hampshire ............................               3       300,354          0.15        100,118           692          71.47
New Jersey ...............................              31     6,667,402          3.23        215,077           710          71.26
New Mexico ...............................              21     3,464,995          1.68        165,000           715          71.98
Nevada ...................................              20     2,811,698          1.36        140,585           753          76.02
New York .................................              36     7,897,640          3.82        219,379           715          70.80
Ohio .....................................              39     3,179,541          1.54         81,527           693          74.41
Oklahoma .................................              12       747,344          0.36         62,279           735          75.12
Oregon ...................................              31     4,341,549          2.10        140,050           741          74.81
Pennsylvania .............................              16     2,181,177          1.06        136,324           716          78.25
Rhode Island .............................               8     1,025,786          0.50        128,223           718          74.97
South Carolina ...........................              17     1,883,924          0.91        110,819           710          78.97
Tennessee ................................              20     2,087,248          1.01        104,362           682          85.88
Texas ....................................             126    19,133,896          9.26        151,856           699          75.03
Utah .....................................              26     4,091,696          1.98        157,373           728          79.85
Virginia .................................              46     6,518,817          3.15        141,713           728          73.60
Vermont ..................................               5       437,379          0.21         87,476           617          80.25
Washington ...............................              52     8,322,071          4.03        160,040           720          75.65
Wisconsin ................................               5     1,018,029          0.49        203,606           732          76.97
Wyoming ..................................               2       175,094          0.08         87,547           747          69.56
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451           720          73.35%
                                            ==============  ============  ============

------------------------
         No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Texas and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Texas.

                                                         DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Full Documentation .......................             674  $101,529,067         49.13%  $    150,637           718          75.75%
Reduced Documentation ....................             606   105,127,792         50.87        173,478           722          71.04
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451           720          73.35%
                                            ==============  ============  ============


         No more than 35.1% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 2.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                                    MORTGAGE RATES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.625 - 5.749 ............................               2  $    364,101          0.18%  $    182,051           734          67.24%
5.750 - 5.874 ............................               7     1,457,672          0.71        208,239           740          64.33
5.875 - 5.999 ............................              60    11,066,581          5.36        184,443           734          69.38
6.000 - 6.124 ............................              78    15,540,813          7.52        199,241           738          72.35
6.125 - 6.249 ............................             152    34,899,315         16.89        229,601           737          72.72
6.250 - 6.374 ............................             161    31,253,014         15.12        194,118           719          72.69
6.375 - 6.499 ............................             164    29,072,005         14.07        177,268           726          71.26
6.500 - 6.624 ............................             159    24,051,612         11.64        151,268           717          74.23
6.625 - 6.749 ............................              92    13,252,464          6.41        144,049           718          73.96
6.750 - 6.874 ............................              91    13,591,065          6.58        149,352           709          72.57
6.875 - 6.999 ............................              89    11,654,122          5.64        130,945           704          75.45
7.000 - 7.124 ............................              56     5,807,750          2.81        103,710           676          79.79
7.125 - 7.249 ............................              20     1,225,952          0.59         61,298           731          78.08
7.250 - 7.374 ............................              47     4,961,683          2.40        105,568           717          79.70
7.375 - 7.499 ............................              19     2,001,528          0.97        105,344           658          75.27
7.500 - 7.624 ............................              35     2,777,932          1.34         79,369           684          81.71
7.625 - 7.749 ............................              23     1,816,368          0.88         78,973           651          81.51
7.750 - 7.874 ............................              19     1,252,386          0.61         65,915           638          83.88
7.875 - 7.999 ............................               4       355,198          0.17         88,799           719          83.26
8.000 - 8.124 ............................               1       211,204          0.10        211,204           627          90.00
8.750 - 8.874 ............................               1        44,091          0.02         44,091           580          55.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451           720          73.35%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.4289% per annum.

                                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.345 ....................................               2  $    364,101          0.18%  $    182,051           734          67.24%
5.470 ....................................               7     1,457,672          0.71        208,239           740          64.33
5.595 ....................................              60    11,066,581          5.36        184,443           734          69.38
5.720 ....................................              75    14,608,063          7.07        194,774           737          72.33
5.770 ....................................               1       431,886          0.21        431,886           755          69.00
5.840 ....................................               1       387,704          0.19        387,704           775          76.00
5.845 ....................................             152    34,899,315         16.89        229,601           737          72.72
5.970 ....................................             161    31,253,014         15.12        194,118           719          72.69
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             459  $ 94,468,336         45.71%  $    205,813           731          72.10%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.838980535%.



                                                     ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
100,000 or less ..........................             504  $ 34,291,324         16.59%  $     68,038           714          74.97%
100,001 - 200,000 ........................             416    57,511,084         27.83        138,248           710          73.17
200,001 - 300,000 ........................             173    40,293,791         19.50        232,912           721          73.24
300,001 - 400,000 ........................             117    40,232,302         19.47        343,866           726          73.62
400,001 - 500,000 ........................              43    18,789,384          9.09        436,962           739          72.92
500,001 - 600,000 ........................              17     9,049,784          4.38        532,340           732          71.25
600,001 - 700,000 ........................               9     5,512,773          2.67        612,530           728          72.77
900,001 - 1,000,000 ......................               1       976,417          0.47        976,417           772          52.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451           720          73.35%
                                            ==============  ============  ============


                                                     ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                NUMBER OF                 PERCENTAGE OF      AVERAGE
                                                MORTGAGE      PRINCIPAL     MORTGAGE        PRINCIPAL   WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS        BALANCE       LOANS           BALANCE      CREDIT SCORE
------------------------------------------      ---------   ------------  -------------   ------------  ----------------
00.01 - 50.00 ............................             100  $ 16,003,308          7.74%  $    160,033            748
50.01 - 55.00 ............................              40     6,770,398          3.28        169,260            725
55.01 - 60.00 ............................              49     8,577,995          4.15        175,061            741
60.01 - 65.00 ............................              53     7,387,197          3.57        139,381            699
65.01 - 70.00 ............................             130    23,001,724         11.13        176,936            727
70.01 - 75.00 ............................             189    34,826,365         16.85        184,266            730
75.01 - 80.00 ............................             496    82,986,662         40.16        167,312            717
80.01 - 85.00 ............................              29     4,658,427          2.25        160,635            710
85.01 - 90.00 ............................             151    17,413,706          8.43        115,323            699
90.01 - 95.00 ............................              40     4,504,486          2.18        112,612            657
95.01 - 100.00 ...........................               3       526,590          0.25        175,530            710
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,280  $206,656,858        100.00%  $    161,451            720
                                                ==========  ============  ============


         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.35%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                              PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                       FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ------   ------   ------   ------   ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      94       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      88       57       22       13        7
April 2013 .................................................      85       52       17       10        5
April 2014 .................................................      83       48       14        7        3
April 2015 .................................................      80       43       11        5        2
April 2016 .................................................      78       39        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      65       26        3        1        *
April 2021 .................................................      62       23        3        1        *
April 2022 .................................................      58       20        2        1        *
April 2023 .................................................      53       18        2        *        *
April 2024 .................................................      49       15        1        *        *
April 2025 .................................................      44       13        1        *        *
April 2026 .................................................      39       11        1        *        *
April 2027 .................................................      34        9        *        *        *
April 2028 .................................................      29        7        *        *        *
April 2029 .................................................      23        5        *        *        *
April 2030 .................................................      16        3        *        *        *
April 2031 .................................................      10        2        *        *        *
April 2032 .................................................       2        *        *        *        *
April 2033 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.3     10.0      4.6      3.4      2.7

------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $   95,521,137.62   $  114,218,859.56
Weighted average mortgage rate ...................       6.1099133912%             6.6971%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                358                 359
Weighted average remaining term
to maturity (months) .............................                328                 330

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

   ASSUMED PURCHASE PRICE         0%      6%      18%      24%      30%
-----------------------------    ----    ----    -----    -----    -----
$1,861,479...................    2.3%    4.2%    10.0%    13.5%    17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                           EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%


                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                                     EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%


                                     EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................          893       131,270           934       142,682           946       161,218
60 to 89 days ................          216        33,636           216        35,031           186        26,348
90 days or more(2) ...........          206        37,139           258        43,618           225        34,430
Foreclosures Pending .........          251        41,335           279        44,333           268        42,461
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:16                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4(POOL # 4667) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4667
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HAA7    50,000,000.00  23,433,885.56     4.250000  %  1,083,247.84
A-2     76110HAB5   287,214,000.00 134,610,800.13     4.500000  %  6,222,478.86
A-3     76110HAC3    16,521,000.00  16,521,000.00     5.175000  %          0.00
A-4     76110HAD1    72,216,000.00  33,846,029.59     2.847500  %  1,564,556.51
A-5     76110HAE9             0.00           0.00     5.652500  %          0.00
A-6     76110HAF6             0.00           0.00     6.000000  %          0.00
A-P     76110HAG4     4,374,710.97   2,885,578.64     0.000000  %     56,599.53
A-V     76110HAH2             0.00           0.00     0.205835  %          0.00
R-I     76110HAJ8           100.00           0.00     6.000000  %          0.00
R-II    76110HAK5           100.00           0.00     6.000000  %          0.00
M-1     76110HAL3    10,165,200.00   9,892,658.31     6.000000  %     10,526.03
M-2     76110HAM1     4,517,800.00   4,396,672.15     6.000000  %      4,678.17
M-3     76110HAN9     2,710,700.00   2,638,022.75     6.000000  %      2,806.92
B-1     76110HAP4     1,355,400.00   1,319,060.04     6.000000  %      1,403.52
B-2     76110HAQ2     1,355,400.00   1,319,060.04     6.000000  %      1,403.52
B-3     76110HAR0     1,355,442.73   1,319,101.62     6.000000  %      1,403.56

-------------------------------------------------------------------------------
                  451,785,853.70   232,181,868.83                  8,949,104.46
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        82,991.70  1,166,239.54            0.00       0.00     22,350,637.72
A-2       504,770.37  6,727,249.23            0.00       0.00    128,388,321.27
A-3        71,243.97     71,243.97            0.00       0.00     16,521,000.00
A-4        80,310.60  1,644,867.11            0.00       0.00     32,281,473.08
A-5       159,422.54    159,422.54            0.00       0.00              0.00
A-6       143,277.34    143,277.34            0.00       0.00              0.00
A-P             0.00     56,599.53            0.00       0.00      2,828,979.11
A-V        39,824.40     39,824.40            0.00       0.00              0.00
R-I             0.49          0.49            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,461.32     59,987.35            0.00       0.00      9,882,132.28
M-2        21,982.48     26,660.65            0.00       0.00      4,391,993.98
M-3        13,189.59     15,996.51            0.00       0.00      2,635,215.83
B-1         6,595.04      7,998.56            0.00       0.00      1,317,656.52
B-2         6,595.04      7,998.56            0.00       0.00      1,317,656.52
B-3         6,595.25      7,998.81            0.00       0.00      1,317,698.06

-------------------------------------------------------------------------------
        1,186,260.13 10,135,364.59            0.00       0.00    223,232,764.37
===============================================================================

















































Run:        04/26/05     10:05:16
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4(POOL # 4667) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4667
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     468.677711   21.664957     1.659834    23.324791   0.000000  447.012754
A-2     468.677711   21.664957     1.757471    23.422428   0.000000  447.012754
A-3    1000.000000    0.000000     4.312328     4.312328   0.000000 1000.000000
A-4     468.677711   21.664957     1.112089    22.777046   0.000000  447.012754
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     659.604409   12.937890     0.000000    12.937890   0.000000  646.666518
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     4.900000     4.900000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     973.188753    1.035497     4.865750     5.901247   0.000000  972.153256
M-2     973.188754    1.035497     4.865749     5.901246   0.000000  972.153256
M-3     973.188753    1.035496     4.865751     5.901247   0.000000  972.153256
B-1     973.188751    1.035495     4.865752     5.901247   0.000000  972.153256
B-2     973.188751    1.035495     4.865752     5.901247   0.000000  972.153256
B-3     973.188756    1.035499     4.865753     5.901252   0.000000  972.153256

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4 (POOL #  4667)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4667
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       48,223.86
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,360.47

SUBSERVICER ADVANCES THIS MONTH                                       40,248.57
MASTER SERVICER ADVANCES THIS MONTH                                    1,256.75


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    23   3,190,341.39

 (B)  TWO MONTHLY PAYMENTS:                                    6     587,896.09

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          9   1,781,769.63


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        485,300.93

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     223,232,764.39

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,360

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 209,816.28

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,701,714.85

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.89188300 %     7.38230500 %    1.70436290 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.53448500 %     7.57475819 %    1.79353140 %

      BANKRUPTCY AMOUNT AVAILABLE                         146,337.00
      FRAUD AMOUNT AVAILABLE                            3,270,233.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,270,233.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.43475461
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              332.10

POOL TRADING FACTOR:                                                49.41118952

Run:        04/26/05     11:15:30                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4(POOL # 4667) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4667
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HAA7    50,000,000.00  22,350,637.72     4.250000  %    773,572.24
A-2     76110HAB5   287,214,000.00 128,388,321.27     4.500000  %  4,443,615.58
A-3     76110HAC3    16,521,000.00  16,521,000.00     5.175000  %          0.00
A-4     76110HAD1    72,216,000.00  32,281,473.08     2.960000  %  1,117,285.87
A-5     76110HAE9             0.00           0.00     5.540000  %          0.00
A-6     76110HAF6             0.00           0.00     6.000000  %          0.00
A-P     76110HAG4     4,374,710.97   2,828,979.11     0.000000  %     50,286.67
A-V     76110HAH2             0.00           0.00     0.203429  %          0.00
R-I     76110HAJ8           100.00           0.00     6.000000  %          0.00
R-II    76110HAK5           100.00           0.00     6.000000  %          0.00
M-1     76110HAL3    10,165,200.00   9,882,132.28     6.000000  %     13,155.56
M-2     76110HAM1     4,517,800.00   4,391,993.98     6.000000  %      5,846.83
M-3     76110HAN9     2,710,700.00   2,635,215.83     6.000000  %      3,508.12
B-1     76110HAP4     1,355,400.00   1,317,656.52     6.000000  %      1,754.12
B-2     76110HAQ2     1,355,400.00   1,317,656.52     6.000000  %      1,754.12
B-3     76110HAR0     1,355,442.73   1,317,698.06     6.000000  %      1,754.18

-------------------------------------------------------------------------------
                  451,785,853.70   223,232,764.37                  6,412,533.29
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        79,155.23    852,727.47            0.00       0.00     21,577,065.48
A-2       481,436.24  4,925,051.82            0.00       0.00    123,944,705.69
A-3        71,243.86     71,243.86            0.00       0.00     16,521,000.00
A-4        79,624.33  1,196,910.20            0.00       0.00     31,164,187.21
A-5       149,026.62    149,026.62            0.00       0.00              0.00
A-6       137,179.05    137,179.05            0.00       0.00              0.00
A-P             0.00     50,286.67            0.00       0.00      2,778,692.44
A-V        37,841.69     37,841.69            0.00       0.00              0.00
R-I             0.47          0.47            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,408.61     62,564.17            0.00       0.00      9,868,976.72
M-2        21,959.06     27,805.89            0.00       0.00      4,386,147.15
M-3        13,175.53     16,683.65            0.00       0.00      2,631,707.71
B-1         6,588.01      8,342.13            0.00       0.00      1,315,902.40
B-2         6,588.01      8,342.13            0.00       0.00      1,315,902.40
B-3         6,588.22      8,342.40            0.00       0.00      1,315,943.88

-------------------------------------------------------------------------------
        1,139,814.93  7,552,348.22            0.00       0.00    216,820,231.08
===============================================================================

















































Run:        04/26/05     11:15:30
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4(POOL # 4667) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4667
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     447.012755   15.471445     1.583105    17.054550   0.000000  431.541310
A-2     447.012754   15.471445     1.676228    17.147673   0.000000  431.541310
A-3    1000.000000    0.000000     4.312321     4.312321   0.000000 1000.000000
A-4     447.012755   15.471445     1.102586    16.574031   0.000000  431.541310
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     646.666519   11.494855     0.000000    11.494855   0.000000  635.171663
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     4.700000     4.700000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     972.153257    1.294176     4.860564     6.154740   0.000000  970.859080
M-2     972.153257    1.294176     4.860565     6.154741   0.000000  970.859080
M-3     972.153255    1.294175     4.860564     6.154739   0.000000  970.859080
B-1     972.153259    1.294179     4.860565     6.154744   0.000000  970.859080
B-2     972.153259    1.294179     4.860565     6.154744   0.000000  970.859080
B-3     972.153255    1.294175     4.860567     6.154742   0.000000  970.859080

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:30                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4 (POOL #  4667)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4667
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       46,370.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,413.43

SUBSERVICER ADVANCES THIS MONTH                                       48,920.97
MASTER SERVICER ADVANCES THIS MONTH                                    1,256.80


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    26   3,628,639.27

 (B)  TWO MONTHLY PAYMENTS:                                   14   1,801,237.32

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4   1,055,563.08


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                      1,135,074.54

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     216,820,231.08

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,327

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 209,581.46

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,115,742.94

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       54,731.05

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.53448500 %     7.67198300 %    1.77080240 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.26610400 %     7.78840217 %    1.84438440 %

      BANKRUPTCY AMOUNT AVAILABLE                         146,337.00
      FRAUD AMOUNT AVAILABLE                            3,270,233.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,270,233.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.43256574
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              330.90

POOL TRADING FACTOR:                                                47.99181499

Run:        04/07/05     11:35:26                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4(POOL # 4667) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4667
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HAA7    50,000,000.00  21,577,065.48     4.250000  %    850,194.84
A-2     76110HAB5   287,214,000.00 123,944,705.69     4.500000  %  4,883,757.20
A-3     76110HAC3    16,521,000.00  16,521,000.00     5.175000  %          0.00
A-4     76110HAD1    72,216,000.00  31,164,187.21     3.080000  %  1,227,953.40
A-5     76110HAE9             0.00           0.00     5.420000  %          0.00
A-6     76110HAF6             0.00           0.00     6.000000  %          0.00
A-P     76110HAG4     4,374,710.97   2,778,692.44     0.000000  %     70,881.38
A-V     76110HAH2             0.00           0.00     0.202245  %          0.00
R-I     76110HAJ8           100.00           0.00     6.000000  %          0.00
R-II    76110HAK5           100.00           0.00     6.000000  %          0.00
M-1     76110HAL3    10,165,200.00   9,868,976.72     6.000000  %     10,742.04
M-2     76110HAM1     4,517,800.00   4,386,147.15     6.000000  %      4,774.17
M-3     76110HAN9     2,710,700.00   2,631,707.71     6.000000  %      2,864.53
B-1     76110HAP4     1,355,400.00   1,315,902.40     6.000000  %      1,432.32
B-2     76110HAQ2     1,355,400.00   1,315,902.40     6.000000  %      1,432.32
B-3     76110HAR0     1,355,442.73   1,315,943.88     6.000000  %      1,432.36

-------------------------------------------------------------------------------
                  451,785,853.70   216,820,231.08                  7,055,464.56
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        76,415.51    926,610.35            0.00       0.00     20,726,870.64
A-2       464,772.82  5,348,530.02            0.00       0.00    119,060,948.49
A-3        71,243.77     71,243.77            0.00       0.00     16,521,000.00
A-4        79,984.67  1,307,938.07            0.00       0.00     29,936,233.81
A-5       140,752.24    140,752.24            0.00       0.00              0.00
A-6       132,824.12    132,824.12            0.00       0.00              0.00
A-P             0.00     70,881.38            0.00       0.00      2,707,811.06
A-V        36,540.72     36,540.72            0.00       0.00              0.00
R-I             0.45          0.45            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,342.78     60,084.82            0.00       0.00      9,858,234.68
M-2        21,929.80     26,703.97            0.00       0.00      4,381,372.98
M-3        13,157.98     16,022.51            0.00       0.00      2,628,843.18
B-1         6,579.23      8,011.55            0.00       0.00      1,314,470.08
B-2         6,579.23      8,011.55            0.00       0.00      1,314,470.08
B-3         6,579.44      8,011.80            0.00       0.00      1,289,742.17

-------------------------------------------------------------------------------
        1,106,702.76  8,162,167.32            0.00       0.00    209,739,997.17
===============================================================================

















































Run:        04/07/05     11:35:26
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4(POOL # 4667) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4667
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     431.541310   17.003897     1.528310    18.532207   0.000000  414.537413
A-2     431.541310   17.003897     1.618211    18.622108   0.000000  414.537413
A-3    1000.000000    0.000000     4.312316     4.312316   0.000000 1000.000000
A-4     431.541310   17.003897     1.107575    18.111472   0.000000  414.537413
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     635.171663   16.202529     0.000000    16.202529   0.000000  618.969135
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     4.500000     4.500000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     970.859081    1.056748     4.854088     5.910836   0.000000  969.802333
M-2     970.859080    1.056747     4.854088     5.910835   0.000000  969.802333
M-3     970.859079    1.056745     4.854089     5.910834   0.000000  969.802333
B-1     970.859084    1.056751     4.854087     5.910838   0.000000  969.802333
B-2     970.859084    1.056751     4.854087     5.910838   0.000000  969.802333
B-3     970.859080    1.056747     4.854089     5.910836   0.000000  951.528341

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:26                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4 (POOL #  4667)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4667
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       45,114.24
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,848.81

SUBSERVICER ADVANCES THIS MONTH                                       42,442.07
MASTER SERVICER ADVANCES THIS MONTH                                    1,256.86


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    24   3,244,828.55

 (B)  TWO MONTHLY PAYMENTS:                                    8     834,976.57

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         11   1,462,264.54


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                        973,205.58

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     209,739,997.18

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,293

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 209,345.44

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,775,434.94

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.26610400 %     7.88951100 %    1.82074740 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.95946800 %     8.04255319 %    1.89278890 %

      BANKRUPTCY AMOUNT AVAILABLE                         146,337.00
      FRAUD AMOUNT AVAILABLE                            3,270,233.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,270,233.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.42965833
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              329.70

POOL TRADING FACTOR:                                                46.42464908

Run:        04/25/05     12:25:15                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4(POOL # 4667) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4667
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HAA7    50,000,000.00  20,726,870.64     4.250000  %    775,767.18
A-2     76110HAB5   287,214,000.00 119,060,948.49     4.500000  %  4,456,223.88
A-3     76110HAC3    16,521,000.00  16,521,000.00     5.175000  %          0.00
A-4     76110HAD1    72,216,000.00  29,936,233.81     3.280000  %  1,120,456.05
A-5     76110HAE9             0.00           0.00     5.220000  %          0.00
A-6     76110HAF6             0.00           0.00     6.000000  %          0.00
A-P     76110HAG4     4,374,710.97   2,707,811.06     0.000000  %     43,364.48
A-V     76110HAH2             0.00           0.00     0.200161  %          0.00
R-I     76110HAJ8           100.00           0.00     6.000000  %          0.00
R-II    76110HAK5           100.00           0.00     6.000000  %          0.00
M-1     76110HAL3    10,165,200.00   9,858,234.68     6.000000  %     10,843.56
M-2     76110HAM1     4,517,800.00   4,381,372.98     6.000000  %      4,819.29
M-3     76110HAN9     2,710,700.00   2,628,843.18     6.000000  %      2,891.59
B-1     76110HAP4     1,355,400.00   1,314,470.08     6.000000  %      1,445.85
B-2     76110HAQ2     1,355,400.00   1,314,470.08     6.000000  %      1,445.85
B-3     76110HAR0     1,355,442.73   1,289,742.17     6.000000  %      1,418.65

-------------------------------------------------------------------------------
                  451,785,853.70   209,739,997.17                  6,418,676.38
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        73,404.43    849,171.61            0.00       0.00     19,951,103.46
A-2       446,458.89  4,902,682.77            0.00       0.00    114,604,724.61
A-3        71,243.67     71,243.67            0.00       0.00     16,521,000.00
A-4        81,822.10  1,202,278.15            0.00       0.00     28,815,777.76
A-5       130,216.88    130,216.88            0.00       0.00              0.00
A-6       128,037.83    128,037.83            0.00       0.00              0.00
A-P             0.00     43,364.48            0.00       0.00      2,664,446.58
A-V        34,983.33     34,983.33            0.00       0.00              0.00
R-I             0.43          0.43            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,289.00     60,132.56            0.00       0.00      9,847,391.12
M-2        21,905.90     26,725.19            0.00       0.00      4,376,553.69
M-3        13,143.64     16,035.23            0.00       0.00      2,625,951.59
B-1         6,572.06      8,017.91            0.00       0.00      1,313,024.23
B-2         6,572.06      8,017.91            0.00       0.00      1,313,024.23
B-3         6,448.43      7,867.08            0.00       0.00      1,272,893.03

-------------------------------------------------------------------------------
        1,070,098.65  7,488,775.03            0.00       0.00    203,305,890.30
===============================================================================

















































Run:        04/25/05     12:25:15
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4(POOL # 4667) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4667
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     414.537413   15.515344     1.468089    16.983433   0.000000  399.022069
A-2     414.537413   15.515344     1.554447    17.069791   0.000000  399.022069
A-3    1000.000000    0.000000     4.312310     4.312310   0.000000 1000.000000
A-4     414.537413   15.515344     1.133019    16.648363   0.000000  399.022069
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     618.969134    9.912536     0.000000     9.912536   0.000000  609.056598
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     4.300000     4.300000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     969.802333    1.066734     4.848798     5.915532   0.000000  968.735600
M-2     969.802333    1.066734     4.848798     5.915532   0.000000  968.735600
M-3     969.802331    1.066732     4.848799     5.915531   0.000000  968.735600
B-1     969.802333    1.066733     4.848797     5.915530   0.000000  968.735600
B-2     969.802333    1.066733     4.848797     5.915530   0.000000  968.735600
B-3     951.528340    1.046632     4.757434     5.804066   0.000000  939.097612

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:15                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS4 (POOL #  4667)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4667
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,678.09
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,186.55

SUBSERVICER ADVANCES THIS MONTH                                       33,065.98
MASTER SERVICER ADVANCES THIS MONTH                                    1,256.92


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   2,203,334.18

 (B)  TWO MONTHLY PAYMENTS:                                    5     684,102.56

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          9     765,001.05


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                      1,436,945.42

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     203,305,890.31

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,262

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 209,108.21

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,134,042.68

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         89.95946800 %     8.14774300 %    1.86835240 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.65874800 %     8.28795288 %    1.94323840 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,099,999.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,099,999.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.42793742
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              328.50

POOL TRADING FACTOR:                                                45.00049938